UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2007

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2007, C-COR Incorporated (the “Registrant”) entered into a Fourth Amended and Restated Employment Agreement (the “New Agreement”) with David A. Woodle under which Mr. Woodle will continue to serve as the Registrant’s Chairman, President and Chief Executive Officer. The New Agreement amends and restates Mr. Woodle’s Third Amended and Restated Employment Agreement, dated June 15, 2003 (the “Old Agreement”), which was filed as an exhibit to the Registrant’s Form 10-K for the year ended June 27, 2003. The New Agreement is effective as of March 5, 2007 (the “Effective Date”), except that the increase in Mr. Woodle’s base salary described in the second bullet point below is retroactive to January 1, 2007.

The following is a brief summary of the material changes made to the Old Agreement:

•

The term of the Old Agreement was for five (5) years, expiring on June 30, 2008. The New Agreement has a two (2) year rolling term such that the remaining term of the New Agreement on any date after the Effective Date is always at least two (2) years.

•	Under the Old Agreement, Mr. Woodle’s base salary was $400,000 per year. Under the New Agreement, Mr. Woodle’s base salary is $500,000 per year.

•

Under the New Agreement, if Mr. Woodle’s employment is terminated (a) due to his inability to substantially perform the services required by the New Agreement for a period or periods aggregating three (3) months during any 12-month period due to him becoming totally or partially disabled, or (b) at the Registrant’s discretion, Mr. Woodle will receive all accrued and unpaid compensation plus two (2) years’ salary at the rate then in effect and any retirement benefits for which Mr. Woodle is eligible (subject to certain deductions), as well as pro-rated payments under the Registrant’s Profit Incentive Plan to which Mr. Woodle is then entitled. Under the Old Agreement, if Mr. Woodle’s employment was terminated under the circumstances described above, Mr. Woodle would have been entitled to receive all accrued and unpaid compensation plus his salary for the remainder of the term of the Old Agreement.

•

In the event that Mr. Woodle’s employment is terminated involuntarily, other than for Cause (as defined in the New Agreement), within eighteen (18) months after a “change in control” occurs, or if Mr. Woodle terminates his employment for “good reason”, the amount of those severance payments which were formerly calculated under the Old Agreement based upon five (5) years, are now calculated under the New Agreement based upon three (3) years. Additionally, under the New Agreement, if Mr. Woodle’s employment is terminated by the Registrant within three (3) months prior to a “change in control,” but such termination was in connection with a “change in control,” such termination shall be deemed to have occurred after such “change in control” and Mr. Woodle shall be entitled to receive all payments and benefits to which he would otherwise be entitled if such termination had actually occurred within eighteen (18) months after such “change in control.”

Reference is made to the New Agreement for a full description of its terms, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description of Document
10.1	Fourth Amended and Restated Employment Agreement between the Registrant and David A. Woodle, dated March 5, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

March 5, 2007	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary

3